Exhibit 99.1

MONARCH FINANCIAL REPORTS QUARTERLY

RESULTS AND RAISES CASH DIVIDEND BY 16%

Chesapeake, VA—Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported third quarter financial results and increased their quarterly cash dividend. The Board of Directors announced a 16.7% increase in the quarterly common stock cash dividend to $0.07 per common share, payable on November 29, 2013, to shareholders of record on November 12, 2013.

Third quarter 2013 highlights are:

•	Quarterly net income of $2,409,674 for a return on equity of 10.18%

•	Diluted earnings per share of $0.23

•	Net Interest Margin holding steady at 4.11%

•	Non-performing assets at 0.30% of total assets

•	$478 million in mortgage loans closed with 77% purchase

Year to date 2013 highlights are:

•	Net income of $8,934,441, for a return on equity of 13.07%

•	Diluted earnings per share of $0.85

•	$1.6 billion in mortgage loans closed with 60% purchase

“We knew this quarter was going to be a challenge, on a comparative basis, because of the record mortgage refinance volume we closed in the second half of 2012. We are proud to show improved profitability this quarter in our banking and investment operations which was somewhat offset by a decline in mortgage profitability. Our investment in the formation of Monarch Bank Private Wealth, the expansion into the Williamsburg and Peninsula mortgage and banking markets, and our new mortgage venture with Rose and Womble Realty also impacted our solid yet reduced earnings.” stated Brad E. Schwartz, Chief Executive Officer. “We will continue on our strategic path of growing our franchise and diversifying our revenue even if it impacts short-term results. The fact we increased our cash dividend payout by over 16% indicates the confidence we have in our core earnings and performance.”

For the first nine months of 2013 net income was $8,934,441 compared to $9,056,496 for the same period in 2012. While net income was in line with the previous year, net income available to common shareholders rose 13% for an increase of $1,044,679. The nine month annualized return on average equity (ROE) was 13.07%, and the annualized return on average assets (ROA) was 1.14%. Year to date diluted earnings per share were $0.85 compared to $0.89 per share in the same quarter of 2012.

Net income was $2,409,674 for the third quarter of 2013, down 36% from the same period in 2012, which was the second best quarter in the Company’s history. The quarterly annualized return on average equity (ROE) was 10.18%, and the quarterly return on average assets (ROA) was 0.94%. Diluted earnings per share were $0.23, compared to $0.37 per share in the same quarter of 2012.

Total assets at September 30, 2013 were $1.01 billion. Over the past year loans held for investment grew 11% to $698 million while mortgage loans held for sale declined 68% to $120 million. Total deposits remained at the same level as one year ago yet their composition changed. Demand deposits have grown $47 million or 21% from a year ago, with demand deposits now representing 31% of total deposits. Money market accounts have grown $51 million or 16% from one year prior, while higher cost certificates of deposit decreased $101 million or 31%. At the same time borrowings declined $109 million or 99% from one year prior. While the current rate environment does not appropriately reward banks for a transaction-focused funding strategy, this strategy should deliver long-term net interest margin protection when rates eventually rise.

“Building a high quality and profitable loan portfolio remains our primary focus, and we are proud of our 11% year over year loan growth.” stated E. Neal Crawford Jr., President of Monarch Bank. “Our peninsula expansion and the integration of Monarch Bank Private Wealth into our client base are just beginning and we continue to attract new banking relationships in all our markets.”

Non-performing assets were 0.30% as of September 30, 2013 compared to 0.48% one year prior, and non-performing loans to loans held for investment were 0.43% compared to 0.65% one year prior. Non-performing assets were $3.1 million, comprised of $82 thousand 90 days or more past due and still accruing interest, $2.9 million in non-accrual loans and $0.1 million in other real estate owned. The Company recorded net loan losses of $92 thousand in the third quarter, and year to date net loan loss recoveries totaled $318 thousand. The allowance for loan losses represents 1.61% of total loans held for investment and 379% of non-performing loans.

Average equity to average assets rose to 9.27% during the third quarter of 2013, an increase from 7.85% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 13.84%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, decreased 6% or $669,000 during the third quarter of 2013 compared to the same quarter in 2012. A decrease in the average balance of our mortgage loans held for sale of $191 million or 58% was partially offset by increases in the average balance of our loans held for investment portfolio of $76 million or 12% when comparing year over year results. Our quarterly net interest margin was 4.11% which was equal to the previous quarter.

Non-interest income decreased $9.9 million or 37% during the third quarter over the previous year, while non-interest expenses declined by $7.5 million, increasing net overhead expense by $2.4 million for the third quarter compared to the previous year. Investment revenues related to Monarch Bank Private Wealth totaled $717,427 for the year compared to $66,138 the previous year, a significant increase. The Company was recently recognized by Raymond James Financial Services as a top performing investment program, with over $150 million in assets under management accumulated since the formation of Monarch Bank Private Wealth in the third quarter of 2012.

Mortgage revenue remains the number one driver of non-interest income. $478 million in mortgage loans were closed during the third quarter of 2013 (77% purchase) compared to $785 million in the third quarter of 2012 (40% purchase). Monarch closed $1.6 billion in mortgage loans during the first nine months of 2013. The reduction in mortgage revenue was due to lower margins driven by competition, a lower volume of closings, and reduced balances and related earnings from our loans held for sale portfolio. The third quarter of 2012 was the best quarter for mortgage loan closings in our Company’s history. Ongoing expense reductions are being made in our mortgage operations to better align our expense structure with current mortgage production levels.

“Our long-term focus on purchase mortgage lending will continue to help us grow market share, with 77% of our mortgages closed in the third quarter being purchase mortgage loans. We took advantage of the refinance market last year and remain committed to building relationships with the realtor and builder community, as well as our past clients to drive loan volume.” stated William T. Morrison, CEO of Monarch Mortgage.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg Virginia. Monarch Bank also has a loan production office in Newport News, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty-five offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination),

Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Advance Financial Group (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

##

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	October 17, 2013

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
ASSETS:
Cash and due from banks	$21,016	$19,050	$17,414	$27,364	$14,633
Interest bearing bank balances	24,504	15,195	14,099	14,667	12,043
Federal funds sold	83,454	56,972	21,937	15,744	8,191
Investment securities, at fair value	16,973	16,573	16,493	14,634	10,328
Loans held for sale	120,435	166,586	242,457	419,075	382,095
Loans held for investment, net of unearned income	697,541	697,376	692,410	661,094	627,256
Less: allowance for loan losses	(11,228)	(11,320)	(10,788)	(10,910)	(10,890)

Net loans	686,313	686,056	681,622	650,184	616,366

Bank premises and equipment, net	28,454	28,101	27,507	25,448	23,449
Restricted equity securities, at cost	3,666	3,792	3,781	12,363	8,346
Bank owned life insurance	7,351	7,290	7,231	7,173	7,132
Goodwill	775	775	775	775	775
Intangible assets, net	149	194	238	283	327
Accrued interest receivable and other assets	18,857	20,815	21,421	27,868	26,727

Total assets	$1,011,947	$1,021,399	$1,054,975	$1,215,578	$1,110,412

LIABILITIES:
Demand deposits—non-interest bearing	$222,021	$218,880	$201,346	$190,120	$182,080
Demand deposits—interest bearing	48,302	52,101	57,074	65,369	40,865
Money market deposits	364,488	341,042	332,305	335,899	313,985
Savings deposits	22,665	22,172	23,579	22,127	21,531
Time deposits	228,652	264,491	317,181	288,267	329,246

Total deposits	886,128	898,686	931,485	901,782	887,707
FHLB borrowings	1,200	1,225	1,250	194,299	105,027
Short Term borrowings	—	—	5,000	5,000	5,000
Federal funds purchased	—	—	—	—	—
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	17,855	16,733	14,894	15,550	17,151

Total liabilities	915,183	926,644	962,629	1,126,631	1,024,885

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—	—	2,406	3,945
Common stock	51,230	50,873	50,821	41,632	35,732
Capital in excess of par value	6,755	6,521	6,300	12,718	16,867
Retained earnings	38,014	36,233	33,790	30,786	27,586
Accumulated other comprehensive loss	(406)	(480)	(174)	(200)	(218)

Total Monarch Financial Holdings, Inc. stockholders’ equity	95,593	93,147	90,737	87,342	83,912
Noncontrolling interest	1,171	1,608	1,609	1,605	1,615

Total equity	96,764	94,755	92,346	88,947	85,527

Total liabilities and stockholders’ equity	$1,011,947	$1,021,399	$1,054,975	$1,215,578	$1,110,412

Preferred shares outstanding at period end	—	—	—	481,123	788,900
Common shares outstanding at period end (1)	10,480,023	10,408,544	10,398,073	8,557,939	7,251,491
Nonvested shares of common stock included in commons shares outstanding (1)	233,960	233,960	233,960	231,460	126,072
Book value per common share at period end (1) (2)	$9.12	$8.95	$8.73	$8.80	$8.85
Tangible book value per common share at period end (1) (3)	$9.03	$8.86	$8.63	$8.68	$8.70
Closing market price (1)	$11.72	$10.83	$10.61	$8.22	$8.13
Total risk based capital—Consolidated company	13.70%	13.42%	13.06%	12.05%	12.49%
Total risk based capital—Bank	13.84%	13.66%	13.78%	12.73%	13.23%

(1)	All share information has been adjusted to reflect the 6 for 5 stock split granted December 7, 2012 and cash in lieu of fractional shares.
(2)	Book value per common share is defined as stockholders’ equity divided by as-converted common shares outstanding.
(3)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by as-converted commons shares outstanding.

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
INTEREST INCOME:
Interest on federal funds sold	$43,210	$3,973	$73,680	$19,135
Interest on other bank accounts	11,307	4,713	29,401	13,159
Dividends on equity securities	66,500	38,500	210,160	140,974
Interest on investment securities	55,314	52,670	170,185	149,991
Interest and fees on loans	10,665,512	11,719,849	33,187,774	33,454,639

Total interest income	10,841,843	11,819,705	33,671,200	33,777,898

INTEREST EXPENSE:
Interest on deposits	979,858	1,207,004	3,030,233	3,755,695
Interest on trust preferred subordinated debt	125,818	123,422	369,060	369,697
Interest on other borrowings	15,355	99,723	343,343	199,837

Total interest expense	1,121,031	1,430,149	3,742,636	4,325,229

NET INTEREST INCOME	9,720,812	10,389,556	29,928,564	29,452,669
PROVISION FOR LOAN LOSSES	—	898,598	—	4,313,677

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,720,812	9,490,958	29,928,564	25,138,992

NON-INTEREST INCOME:
Mortgage banking income	15,657,242	25,651,606	52,395,566	62,387,895
Service charges and fees	510,739	458,572	1,439,553	1,340,188
Title income	177,705	294,369	664,479	577,249
Investment and insurance income	264,967	34,826	717,427	66,138
Other income	64,420	121,756	313,337	509,600

Total non-interest income	16,675,073	26,561,129	55,530,362	64,881,070

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,632,847	7,944,646	25,340,677	21,669,084
Commissions and incentives	6,326,920	14,501,486	23,096,216	33,586,352
Occupancy and equipment	2,232,315	1,827,114	6,229,278	5,141,293
Loan expense	1,904,786	2,226,109	6,365,518	6,025,563
Marketing expense	807,938	632,996	2,065,542	1,636,813
Data processing	400,125	360,284	1,236,854	1,069,616
Other expenses	2,010,030	2,317,353	6,014,381	6,068,856

Total non-interest expense	22,314,961	29,809,988	70,348,466	75,197,577

INCOME BEFORE TAXES	4,080,924	6,242,099	15,110,460	14,822,485

Income tax provision	(1,415,697)	(2,111,207)	(5,207,023)	(5,089,042)

NET INCOME	2,665,227	4,130,892	9,903,437	9,733,443
Less: Net income attributable to noncontrolling interest	(255,553)	(367,489)	(968,996)	(676,947)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$2,409,674	$3,763,403	$8,934,441	$9,056,496

Preferred stock dividend and accretion of preferred stock discount	—	(386,734)	—	(1,166,734)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$2,409,674	$3,376,669	$8,934,441	$7,889,762

NET INCOME PER COMMON SHARE:
Basic	$0.23	$0.47	$0.89	$1.09
Diluted	$0.23	$0.37	$0.85	$0.89
Weighted average basic shares outstanding	10,464,992	7,251,870	10,060,179	7,144,496
Weighted average diluted shares outstanding	10,519,472	10,255,285	10,479,841	10,388,676
Return on average assets	0.94%	1.43%	1.14%	1.25%
Return on average stockholders’ equity	10.18%	18.24%	13.07%	15.23%

(1)	All share information has been adjusted to reflect the 6 for 5 stock split granted December 7, 2012 and cash in lieu of fractional shares.

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
EARNINGS
Interest income	$10,842	$10,976	$11,854	$12,690	$11,820
Interest expense	(1,121)	(1,184)	(1,438)	(1,591)	(1,430)

Net interest income	9,721	9,792	10,416	11,099	10,390
Provision for loan losses	—	—	—	(517)	(899)
Noninterest income—mortgage banking income	15,510	20,572	16,166	23,826	25,652
Noninterest income—other	1,018	1,102	1,015	1,054	909
Noninterest expense	(22,315)	(26,173)	(21,861)	(29,058)	(29,810)

Pre-tax net income	3,934	5,293	5,736	6,404	6,242
Minority interest in net income	(108)	(428)	(285)	(298)	(368)
Income taxes	(1,416)	(1,798)	(1,993)	(2,338)	(2,111)

Net income	$2,410	$3,067	$3,458	$3,768	$3,763

PER COMMON SHARE
Earnings per share—basic	$0.23	$0.29	$0.37	$0.44	$0.47
Earnings per share—diluted	0.23	0.29	0.33	0.37	0.37
Common stock—per share dividends	0.06	0.06	0.05	0.05	0.05
Average Basic Shares Outstanding	10,464,992	10,401,992	9,300,760	7,980,259	7,251,870
Average Diluted Shares Outstanding	10,519,472	10,483,420	10,451,897	10,315,360	10,255,285
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$11,320	$10,788	$10,910	$10,890	$10,724
Provision for loan losses	—	—	—	517	899
Charge-offs	(137)	(279)	(554)	(622)	(823)
Recoveries	45	811	432	125	90

Net charge-offs	(92)	532	(122)	(497)	(733)

Ending balance	$11,228	$11,320	$10,788	$10,910	$10,890
COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$82	$—	$351	$153	$—
Nonaccrual & Restructured debt	2,883	2,933	3,149	3,483	4,105
OREO	95	95	95	0	1,250

Nonperforming assets	3,060	3,028	3,595	3,636	5,355
ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.30%	0.30%	0.34%	0.30%	0.48%
Nonperforming loans to total loans	0.43	0.42	0.51	0.55	0.65
Allowance for loan losses to total loans held for investment	1.61	1.62	1.56	1.65	1.74
Allowance for loan losses to nonperforming loans	378.68	385.95	308.23	300.06	265.29
Annualized net charge-offs to average loans held for investment	0.05	-0.31	0.07	0.31	0.48
FINANCIAL RATIOS
Return on average assets	0.94%	1.19%	1.27%	1.28%	1.43%
Return on average stockholders’ equity	10.18	13.42	15.86	17.51	18.24
Net interest margin (FTE)	4.11	4.11	4.12	4.02	4.27
Non-interest revenue/Total revenue	60.4	66.4	59.2	66.3	69.2
Efficiency—Consolidated	84.8	83.0	79.1	80.4	80.6
Efficiency—Bank only	59.1	58.2	53.1	54.5	52.6
Average equity to average assets	9.27	8.88	8.00	7.29	7.85
PERIOD END BALANCES (Amounts in thousands)
Total loans held for sale	$120,435	$166,586	$242,457	$419,075	$382,095
Total loans held for investment	697,541	697,376	692,410	661,094	627,256
Interest-earning assets	950,760	960,481	994,946	1,141,180	1,051,145
Assets	1,011,947	1,021,399	1,054,975	1,215,578	1,110,412
Total deposits	886,128	898,686	931,485	901,782	887,707
Other borrowings	11,200	11,225	16,250	209,299	120,027
Stockholders’ equity	95,593	93,147	90,737	87,342	83,912
AVERAGE BALANCES (Amounts in thousands)
Total loans held for sale	$136,660	$200,733	$316,189	$423,354	$327,378
Total loans held for investment	692,731	680,037	665,542	637,774	616,728
Interest-earning assets	946,575	964,872	1,033,838	1,103,667	978,135
Assets	1,013,932	1,032,345	1,105,933	1,173,820	1,044,966
Total deposits	882,553	908,229	865,146	945,297	890,772
Other borrowings	11,257	11,250	123,291	114,140	46,320
Stockholders’ equity	93,958	91,638	88,430	85,584	82,070
MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$478,304	$607,189	$542,235	$762,131	$784,963
Percentage of refinance based on dollar volume	22.6%	39.2%	56.8%	61.4%	59.8%